N-SAR EXHIBIT 77C

OPPENHEIMER MASTER INFLATION PROTECTED SECURITIES FUND, LLC

SPECIAL SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of Oppenheimer Master Inflation Protected Securities Fund, LLC (the “Fund”) was held at which the twelve Trustees identified below were elected (Proposal No. 1).  At the meeting the sub-proposals in Proposal No. 2 were approved as described in the Fund’s proxy statement dated December 16, 2011.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

William L. Armstrong                                6,680,819                                0
Edward L. Cameron                                    6,680,819                                0
Jon S. Fossel                                               6,680,819                                0
Sam Freedman                                            6,680,819                                0
Richard F. Grabish                                     6,680,819                                0
Beverly L. Hamilton                                  6,680,819                                0
Robert J. Malone                                       6,680,819                                0
F. William Marshall, Jr.                             6,680,819                                0
Victoria J. Herget                                       6,680,819                                0
Karen L. Stuckey                                       6,680,819                                0
James D. Vaughn                                       6,680,819                                0
William F. Glavin, Jr.                                  6,680,819                                0

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote
6,680,819                              0                                     0                                                    0
2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
6,680,819                              0                                    0                                                     0

2c:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain                                Broker Non Vote
6,680,819                              0                                    0                                                     0

2e-1:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
6,680,819                              0                                    0                                                     0

2f:  Proposal to remove the fundamental policy relating to margin and short sales
For                              Against                                Abstain                                Broker Non Vote
6,680,819                              0                                    0                                                    0

2g-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
6,680,819                              0                                    0                                                     0

2g-2:  Proposal to remove the additional fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
6,680,819                              0                                    0                                                      0

2h:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote
6,680,819                              0                                    0                                                       0

2i:  Proposal to revise fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote
6,680,819                              0                                    0                                                      0